PRESS RELEASE

For immediate release

PANACEA GLOBAL INC.

PANG-OTCBB, NASDAQ

Breakthrough Cancer Detection Test Could Soon Be Available in Canada

World Cancer Congress presentations show that Panacea Global's proprietary HAAH test has high sensitivity and specificity

TORONTO, ONTARIO,  Sept. 26, 201 - Canadian healthcare providers could soon have access to a powerful new laboratory test for the detection and ongoing management of four common types of cancer, including those from lung, prostate, breast and colon. This test could be used by physicians in the workup of a suspected cancer case; and may also be employed to monitor remission and recurrence.

The simple blood test detects the presence of the human aspartyl (asparaginyl) β-hydroxylase (HAAH), a novel biomarker expressed in malignant cancer cells, in patients' blood samples. HAAH levels are measured using an ELISA assay. In a double blind study of 857 samples, conducted previously by Panacea, the test showed 94.7% sensitivity, 94.3% specificity and an overall accuracy of 94.6%. Recently three papers were presented by Panacea Global Inc. (PANG-OTCBB, NASDAQ) at the World Cancer Congress in Montreal, Canada, 2012; and at the 5thOncology Biomarkers Conference, Zurich, Switzerland, 2012. These were entitled "Early Diagnosis of Cancer; HAAH-Based Serum Immunoassay", "HAAH-based monitoring of Cancer Remission/Recurrence" and "HAAH: A Biomarker for Companion Diagnostics in Breast, Lung, Prostate, and Colorectal Cancer".

Therefore, doctors who suspect the presence of cancer in a patient may soon have a simple, cost effective and quick test to aid in the diagnosis of cancer. Furthermore oncologists may soon be able to monitor the levels of HAAH, as an indicator of remission or recurrence of disease.

Panacea Global Inc. (PANG-OTCBB, NASDAQ) has signed an exclusive three year laboratory service agreement with Gamma-Dynacare Medical Laboratories to establish and perform the ELISA assays; and will perform additional clinical trials confirming the efficacy of the test.

"Once the assay is fully established, we will be one step closer to making this unique test available to Canadians", commented Dr. Mahmood Moshiri, President and CEO ofPanacea Global Inc. (PANG-OTCBB, NASDAQ).

About Gamma-Dynacare Medical Laboratories:

Gamma-Dynacare is one of Canada's largest and most respected providers of laboratory services and solutions, with more than 50 years of experience serving Canadians. Each day, the company supports tens of thousands of patients, healthcare professionals and public and private sector clients with the efficient collection and transportation of specimens, accurate testing in its state-of-the-art laboratories and prompt reporting of results. More information about Gamma-Dynacare is available at www.gamma-dynacare.com.

About Panacea Global Inc. (PANG-OTCBB, NASDAQ):

Panacea Global is a biotechnology company focused on the discovery, development and commercialization of diagnostic products for the management of cancer. The laboratory's lead program is to provide accurate, timely, cost effective and non-invasive testing across the globe to increase the quality of life of patients and ultimately saving lives. Panacea Global has the exclusive worldwide (excluding the USA) rights to HAAH-based laboratory cancer tests. More information about Panacea Global Inc. (PANG-OTCBB, NASDAQ) is available at www.panaceaglobalinc.com.

Forward-looking statements

Certain information contained in this document may include "forward-looking information". Without limiting the foregoing, the information and any forward-looking information may include statements regarding projects, costs, objectives and future returns of the Company or hypotheses underlying these items. In this document, words such as "may", "would", "could", "will", "likely", "believe", "expect", "anticipate", "intend", "plan", "estimate" and similar words and the negative form thereof are used to identify forward-looking statements. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such future performance will be achieved. Forward-looking statements and information are based on information available at the time and/or the Company management's good-faith beliefs with respect to future events and are subject to known or unknown risks, uncertainties, assumptions and other unpredictable factors, many of which are beyond the Company's control. The Company does not intend, nor does it undertake, any obligation to update or revise any forward-looking information or statements contained in this document to reflect subsequent information, events or circumstances or otherwise, except as required by applicable laws.

FOR FURTHER INFORMATION, PLEASE CONTACT:

MEDIA AND PUBLIC RELATIONS

Jacinthe Figueredo

Hill + Knowlton Strategies

Tel.: 514-395-0375 ext. 225

Jacinthe.figueredo@hkstrategies.ca

COMPANY

Dr. Mahmood Moshiri

President and CEO

Panacea Global Inc

Tel.: 905-881-1049

moshiri@panaceaglobalinc.com

330 Highway 7 East, Suite 502

Richmond Hill, Ontario L4B 3P8

Canada

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